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                        NEW JERSEY RESOURCES CORPORATION


                                                              EXHIBIT 21-1

                     SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                STATE OF INCORPORATION

New Jersey Natural Gas Company                                    New Jersey

NJR Service Corporation                                           New Jersey

NJR Energy Services Company                                       New Jersey

NJR Capital Services Corporation (f/k/a NJR Development Corp.)    New Jersey
 Subsidiaries:
    NJR Energy Holdings Corporation                               New Jersey
     Subsidiary:
      NJR Energy Corp.                                            New Jersey
       Subsidiaries:
         New Jersey Natural Resources Company                     New Jersey
         NJNR Pipeline Company                                    New Jersey
         Natural Resources Compressor Company                     New Jersey
      NJR Investment Company                                      New Jersey
      Commercial Realty & Resources Corp.                         New Jersey
      Paradigm Power, Inc.                                        New Jersey
        Subsidiary:
         Lighthouse One, Inc.                                     New York

NJR Retail Holdings Corporation                                   New Jersey
 Subsidiaries:
   NJR Natural Energy Company (f/k/a New Jersey
    Natural Energy Company)                                       New Jersey
   NJR Home Services Company                                      New Jersey
   NJR Plumbing Services, Inc.                                    New Jersey
   NJR Power Services Corporation                                 New Jersey













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